Exhibit 99.1

Fiscal Year 2009

Net Sales (unaudited) (1)
($ millions)	Q1		Q2		Q3		Q4		FY
	Prior	New	Prior	New	Prior	New	Prior	New	Prior	New
Segment	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting
North America	1,167		1,007		1,142		1,274		4,590
Cleaning		487		413		471		465		1,836
Household		426		355		407		538		1,726
Lifestyle		194		193		215		211		813
International	217	277	209	255	208	257	226	286	860	1,075

Total Company	$1,384	$1,384	$1,216	$1,216	$1,350	$1,350	$1,500	$1,500	$5,450	$5,450

Earnings from Continuing Operations before Income Taxes (unaudited) (1)(2)
($ millions)	Q1		Q2		Q3		Q4		FY
	Prior	New	Prior	New	Prior	New	Prior	New	Prior	New
Segment	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting
North America	329		273		367		427		1,396
Cleaning		115		78		111		106		410
Household		62		27		78		122		289
Lifestyle		56		66		75		73		270
International	29	34	29	35	41	47	35	24	134	140

Corporate	(172)	(81)	(171)	(75)	(175)	(78)	(201)	(64)	(719)	(298)

Total Company	$186	$186	$131	$131	$233	$233	$261	$261	$811	$811

Footnotes
In the new reporting structure:
(1) Canada's results are now reflected in the International segment, formerly having been included in the North America segment.
(2) A greater portion of expenses previously included in Corporate have been allocated to the four new reportable segments.